UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED: December 1, 2009

HELMERICH & PAYNE, INC.

(Exact name of registrant as specified in its charter)

State of Incorporation:  Delaware

COMMISSION FILE NUMBER 1-4221

Internal Revenue Service – Employer Identification No. 73-0679879

1437 South Boulder Avenue, Suite 1400, Tulsa, Oklahoma 74119

(Address of Principal Executive Offices)

(918)742-5531

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02            DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(e)(1)       On December 1, 2009, the Human Resources Committee of the Board of Directors of Helmerich & Payne, Inc. (the “Company”), with the approval of all independent Directors as a group, amended and restated the Helmerich & Payne, Inc. Annual Bonus Plan for Executive Officers (the “Bonus Plan”).  The revisions to the Bonus Plan include modification of the probabilities of attainment associated with the threshold and reach objectives, an increase in the bonus “adjustment factor” from 50% to 100% and language clarifying the basis upon which the adjustment factor is determined.  The Bonus Plan revisions are effective for fiscal 2010 and do not apply to fiscal 2009 bonuses.  The amended and restated Bonus Plan is attached as Exhibit 10.1 to this Current Report on Form 8-K.

(2)            In addition, on December 1, 2009, the Company amended the following forms of agreement entered into between the Company and certain employees, including officers, in connection with awards granted under the Helmerich & Payne, Inc. 2005 Long-Term Incentive Plan (the “Plan”): Nonqualifed Stock Option Agreement; Incentive Stock Option Agreement; and Restricted Stock Award Agreement.  Each award agreement was amended to provide for (i) accelerated vesting of restricted stock and stock options upon the death of the participant who was Retirement Eligible on the date of death, and (ii) the continued vesting of restricted stock and stock options in accordance with the award agreement’s vesting schedule where the participant voluntarily terminates employment or terminates employment by reason of a disability following the date a participant becomes Retirement Eligible.  The term “Retirement Eligible” as used in the form of award agreements means the date a participant has reached age 55 and has 15 or more years of continuous service with the Company or its subsidiaries.  In addition to the above requirements, to be eligible for continued vesting a participant must be (i) continuously employed as a full time employee through the one-year anniversary of the grant date of the restricted stock or stock option that is subject to continued vesting, (ii) execute and deliver an annual compliance certificate, and (iii) in the case of certain participants who are executive officers, satisfy throughout the vesting schedule certain confidentiality and nondisclosure requirements and, in the case of all other employee participants, satisfy throughout the vesting schedule certain nonsolicitation requirements.  The description of the form of award agreements contained in this Current Report on Form 8-K is qualified in its entirety by reference to the award agreement forms which are filed as exhibits to this Form 8-K.  Specifically, the form of Nonqualifed Stock Option Agreement, Incentive Stock Option Agreement, and Restricted Stock Award Agreement applicable to certain executive officers are attached as Exhibit 10.2 to this Current Report on Form 8-K, and the form of such agreements applicable to all other Plan participants are attached as Exhibit 10.3.  The Company also adopted on December 1, 2009 amendments to outstanding restricted stock and nonqualified stock option award agreements under the Plan to give retroactive effect to the accelerated and extended vesting provisions discussed above.  The forms of Amendment to Nonqualifed Stock Option Agreements and Amendment to Restricted Stock Award Agreements applicable to certain executive officers are attached as Exhibit 10.4 to this Current Report on Form 8-K, and the form of such amendments applicable to all other Plan participants are attached as Exhibit 10.5.

ITEM 9.01             FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits

Exhibit No.	Description

10.1	Helmerich & Payne, Inc. Annual Bonus Plan for Executive Officers
10.2

Form of Agreements for the Helmerich & Payne, Inc. 2005 Long-Term Incentive Plan applicable to certain executives: Nonqualifed Stock Option Agreement, Incentive Stock Option Agreement, and Restricted Stock Award Agreement

10.3

Form of Agreements for the Helmerich & Payne, Inc. 2005 Long-Term Incentive Plan applicable to participants other than certain executives: Nonqualifed Stock Option Agreement, Incentive Stock Option Agreement, and Restricted Stock Award Agreement

10.4

Form of Amendment to Nonqualified Stock Option Agreements and Amendment to Restricted Stock Award Agreements for the Helmerich & Payne, Inc. 2005 Long-Term Incentive Plan applicable to certain executive officers

10.5

Form of Amendment to Nonqualified Stock Option Agreements and Amendment to Restricted Stock Award Agreements for the Helmerich & Payne, Inc. 2005 Long-Term Incentive Plan applicable to participants other than certain executive officers

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized the undersigned to sign this report on its behalf.

HELMERICH & PAYNE, INC.
(Registrant)

/S/ Steven R. Mackey
Steven R. Mackey
Executive Vice President

DATE: December 7, 2009

EXHIBIT INDEX

Exhibit No.	Description

10.1	Helmerich & Payne, Inc. Annual Bonus Plan for Executive Officers
10.2

Form of Agreements for the Helmerich & Payne, Inc. 2005 Long-Term Incentive Plan applicable to certain executives: Nonqualifed Stock Option Agreement, Incentive Stock Option Agreement, and Restricted Stock Award Agreement

10.3

Form of Agreements for the Helmerich & Payne, Inc. 2005 Long-Term Incentive Plan applicable to participants other than certain executives: Nonqualifed Stock Option Agreement, Incentive Stock Option Agreement, and Restricted Stock Award Agreement

10.4

Form of Amendment to Nonqualified Stock Option Agreements and Amendment to Restricted Stock Award Agreements for the Helmerich & Payne, Inc. 2005 Long-Term Incentive Plan applicable to certain executive officers

10.5

Form of Amendment to Nonqualified Stock Option Agreements and Amendment to Restricted Stock Award Agreements for the Helmerich & Payne, Inc. 2005 Long-Term Incentive Plan applicable to participants other than certain executive officers